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                            [Form of Senior Security]

                                                                     Exhibit 4.2

         Unless this certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC") to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                                  ASHLAND INC.
          [     ]% Debenture Due [                  ]

REGISTERED                                                       CUSIP [      ]
No. [      ]                                                     $ [          ]

ASHLAND INC., a corporation duly organized and existing under the laws of the Commonwealth of Kentucky (herein called the "Company"), for value received, hereby promises to pay to Cede & Co., or registered assigns, at the office or
agency of the Company in Cincinnati, Ohio, the principal sum of [      ] on
[     ], in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on May 15 and November 15 of each year,
commencing on May 15, [      ], on said principal sum at said office or agency,
in like coin or currency, at the rate per annum specified in the title of this Debenture, from the May 15 or the November 15, as the case may be, next preceding the date of this Debenture to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of this Debenture, or unless no interest has been paid on these
Debentures, in which case from November 15, [      ], until payment of said
principal sum has been made or duly provided for; provided, however, that payment of interest may be made at the -------- ------- option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Debt Security Register. Notwithstanding the foregoing, if the date hereof is after the first day of any May or November, as the case may be, and before the following May 15 or November 15, this Debenture shall bear interest from such May 15 or November 15; provided, however, that if the Company shall default in the payment of interest -------- ------- due on such May 15 or November 15, then this Debenture shall


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bear interest from such May 15 or November 15; provided, however, that if the
Company shall default in the payment of interest due on such May 15 or November 15, then this Debenture shall bear interest from the next preceding May 15 or November 15, to which interest has been paid or, if no interest has been paid on these Debentures, from November 15, [ ]. The interest so payable on any May 15 or November 15, will, subject to certain exceptions provided in the Indenture dated as of [ ] (herein called the "Indenture") duly executed and delivered by the Company to U.S. Bank, National Association, Trustee (herein called the "Trustee") be paid to the person in whose name this Debenture is registered at the close of business on the May 1 or November 1, as the case may be, next preceding such May 15 or November 15 (herein called the "Regular Record Date") whether or not a Business Day. Any such interest which is payable, but is not so punctually paid or duly provided for, shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may be paid either to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debentures not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed and upon such notice as may be required by such exchange, if such manner of payment shall be deemed practical by the Trustee, all as more fully provided in the Indenture.

          This Debenture is one of a duly authorized issue of debentures, notes, bonds or other evidence of indebtedness of the Company (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities.

          The Securities shall be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as provided in the Indenture. This Debenture is one of a series of Securities of the Company issued
pursuant to the Indenture designated as the [   ]% Debentures Due [         ],
(herein

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called the "Debentures"), limited in aggregate principal amount to $[        ].

          In case an Event of Default, as defined in the Indenture, with respect to the Debentures shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

          Subject to a number of important qualifications and exceptions set forth in the Indenture, the Indenture provides that neither the Company nor any Subsidiary (as defined in the Indenture) will (i) issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed secured by a mortgage, lien, pledge or other encumbrance upon any real or personal property located in the continental United States of America without effectively providing that the Securities will be secured equally and ratably with (or, at the option of the Company, prior to) such indebtedness so long as such indebtedness shall be so secured or (ii) enter into any Sale and Lease-Back Transactions (as defined in the Indenture).

          The Indenture also provides that the Company at its option (a) will be Discharged (as such term is defined in the Indenture) from any and all obligations in respect of the Securities (except for certain obligations to register the transfer or exchange of Securities, replace stolen, lost or mutilated Securities, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture, if there is deposited with the Trustee, in the case of Securities denominated U.S. dollars, U.S. Government Obligations (as defined in the Indenture), or in the case of Securities denominated in a foreign currency, Foreign Government securities (as defined in the Indenture), which through the payment of interest thereon and principal thereof in accordance with their terms will provide money or a combination of money and U.S. Government Obligations or Foreign Government Securities, as the case may be, in an amount sufficient to pay in the currency, currencies or currency unit or units in which the Securities are payable all the principal of, and interest on, the Securities on the dates such payments are due in accordance with the terms of the Securities.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights

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of the Holders of the Securities of each series to be affected under the
Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66-2/3% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also permits the Holders of a majority in principal amount of the Securities at the time Outstanding of each series on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults and their consequences with respect to such series under the Indenture. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and any Debentures which may be issued in exchange herefor, irrespective of whether or not any notation thereof is made upon this Debenture or such other Debentures.

          As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and the Trustee shall have failed to institute such proceeding within 60 days; provided, however, that
                                                         --------  -------
such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (and premium, if any) of interest on this Security on or after the respective due dates expressed herein.

          No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Debenture at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

The Debentures are issuable in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. At the office or agency of the Company in Cincinnati, Ohio, and in the manner and subject to the limitations provided in the

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                                                                               5

Indenture, but without the payment of any service charge, Debentures may be exchanged for a like aggregate principal amount of Debentures of other authorized denomination.

          The Debentures may not be redeemed prior to maturity.

          Upon due presentment for registration of transfer of this Debenture at the office or agency of the Company in Cincinnati, Ohio, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

          Prior to due presentment of this Debenture for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may deem and treat the registered holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment hereof, or on account hereof, and for all purposes, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be effected by any notice to the contrary.

          Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

          The Indenture and this Debenture shall be governed by and construed in accordance with the laws of the State of New York.

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          This Debenture shall not be valid or become obligatory for any purposes until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture.

          IN WITNESS WHEREOF, ASHLAND INC., has caused this instrument to be duly executed under its corporate seal.

Dated:  [                  ]


                                                ASHLAND INC.,

                                                   by_________________________


[SEAL]                                          Attest:


                                                  by__________________________


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Securities of the series designated therein referred to in the within-mentioned indenture.

                                                U.S. BANK, National Association,
                                                as Trustee,

                                                  by__________________________
                                                           Authorized Officer